UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2012

SPRINT NEXTEL CORPORATION

(Exact name of registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas		66251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 848-3280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Merger Agreement

On December 17, 2012, Sprint Nextel Corporation, a Kansas corporation (the “Company”), and Collie Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Clearwire Corporation, a Delaware corporation (“Clearwire”), pursuant to which, at the effective time of the merger (the “Effective Time”), Merger Sub will merge with and into Clearwire, with Clearwire surviving the merger as a wholly owned subsidiary of the Company (the “Merger”).

Pursuant to the Merger Agreement, at the Effective Time, each issued and outstanding share of Class A common stock of Clearwire (the “Class A Common Stock”) (other than any shares owned by the Company, SOFTBANK CORP. (“SoftBank”) or any of their respective subsidiaries) will be cancelled and will be converted automatically into the right to receive $2.97 per share in cash, without interest (the “Merger Consideration”). In addition, Intel Capital Wireless Investment Corporation 2008A (“Intel Capital Wireless”), the only holder of Class B common stock of Clearwire (“Class B Common Stock” and, together with the corresponding Clearwire Communications, LLC (“Clearwire Communications”) Class B units, the “Class B Interests”) other than Clearwire, the Company and the Company’s affiliates, has elected to irrevocably convert, immediately prior to the Effective Time, all of its Class B Interests into shares of Class A Common Stock, which will then be cancelled and converted automatically into the right to receive the Merger Consideration at the Effective Time pursuant to the Merger.

As of December 17, 2012, the Company and its subsidiaries owned 739,010,818 shares (or approximately 50.4%) of Clearwire’s voting common stock.

Stockholders of Clearwire will be asked to vote on the adoption of the Merger Agreement at a special meeting that will be held on a date to be announced. Consummation of the Merger is subject to a number of conditions precedent, including, among others: (i) the adoption of the Merger Agreement by the holders of at least 75% of the outstanding shares of Clearwire’s common stock entitled to vote on the Merger, voting as a single class, and at least a majority of the outstanding shares of Clearwire’s common stock not held by the Company, SoftBank and their respective affiliates, voting as a single class, at a duly called stockholders’ meeting (the “Clearwire Stockholder Approval”); (ii) the consent of the Federal Communications Commission to the consummation of the Merger; (iii) the absence of any order enjoining the consummation of, or prohibiting, the Merger; (iv) the non-occurrence of any Material Adverse Effect (as defined in the Merger Agreement) from the date of the Merger Agreement to the Effective Time; and (v) the consummation of the pending merger between the Company and SoftBank and certain affiliates thereof (the “SoftBank Transaction”) or an alternative transaction thereto.

The Merger Agreement includes customary representations, warranties, covenants and agreements, including, among other things, covenants of Clearwire regarding the conduct of its business prior to the Effective Time and the calling and holding of a meeting of Clearwire’s stockholders for the purpose of obtaining the Clearwire Stockholder Approval, and mutual covenants regarding the use of each party’s reasonable best efforts to cause the Merger to be consummated. The Company has also agreed, subject to the fiduciary duties of the Company’s Board of Directors, to use the level of efforts set forth in the merger agreement related to the SoftBank Transaction to consummate the SoftBank Transaction and not to terminate the SoftBank Transaction other than in connection with entering into an alternative transaction.

Under the Merger Agreement, Clearwire is subject to a “no-shop” restriction on its ability to solicit offers or proposals relating to an acquisition proposal or to provide information to or engage in discussions or negotiations with third parties regarding an acquisition proposal, subject to certain exceptions.

The Merger Agreement contains termination rights for both the Company and Clearwire, including the Company’s right to terminate if (i) prior to the Clearwire Stockholder Approval, the Clearwire Board or Clearwire Special Committee (each, as defined below) withdraws, qualifies or modifies its approval or recommendation to the stockholders of Clearwire of the adoption of the Merger Agreement in a manner adverse to the Company or (ii) the SoftBank Transaction shall have been terminated (other than by the Company in connection with a replacement transaction) (a “SoftBank Termination”). The Merger Agreement further provides that the Company will be required to pay to Clearwire a termination fee of $120 million (i) upon a SoftBank Termination or (ii) if the SoftBank Transaction has not been consummated and certain other conditions are met, upon termination by either the Company or Clearwire of the Merger Agreement because the Merger has not been consummated on or prior to October 15, 2013, as such date may be extended in accordance with the terms of the Merger Agreement (a “Fee Entitlement Termination”). Any obligation to pay such termination fee will be satisfied by the cancellation of $120 million aggregate principal amount of Interim Notes (as defined below). In the event Clearwire is entitled to receive the termination fee, in certain instances, it may also be entitled to receive from the Company a prepayment in the amount of $100 million pursuant to the 4G MVNO agreement currently in effect between the Company and Clearwire. Any such prepayment will be credited against certain of the Company’s obligations under such agreement.

The Merger and the Merger Agreement were approved unanimously by the Company’s Board of Directors, the Special Committee (the “Clearwire Special Committee”) of Clearwire’s Board of Directors (the “Clearwire Board”) and the Clearwire Board. Pursuant to the terms of the merger agreement relating to the SoftBank Transaction, SoftBank provided its consent for the Company to enter in the Merger Agreement and related transactions.

The Merger Agreement has been attached as an exhibit hereto to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Clearwire or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Clearwire or any of their respective affiliates or businesses. Moreover, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a disclosure letter that Clearwire has provided to the Company. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts of Clearwire, the Company or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Clearwire’s public disclosures.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Voting and Support Agreement

In connection with the Merger Agreement, each of Intel Capital Corporation, Intel Capital (Cayman) Corporation, Intel Capital Wireless, Comcast Wireless Investment, LLC and BHN Spectrum Investments, LLC (collectively, the “Voting Agreement Stockholders”) have entered into a voting and support agreement with Clearwire (the “Voting Agreement”) under which the Voting Agreement Stockholders have each agreed to vote their shares of common stock of Clearwire, among other things, in favor of approving and adopting the Merger Agreement, in favor of the matters to be voted upon by Clearwire’s stockholders pursuant to the Note Purchase Agreement (as defined below), in favor of any proposal to adjourn or postpone the stockholders’ meeting held to approve and adopt the Merger Agreement, and against other acquisition proposals. In addition, the Voting Agreement Stockholders have agreed not to transfer shares of common stock of Clearwire owned by them prior to Clearwire obtaining the Clearwire Stockholder Approval, subject to certain exceptions. The Voting Agreement also contains certain consents and waivers by the Voting Agreement Stockholders pursuant to the Equityholders’ Agreement (the “Equityholders’ Agreement”) among the Voting Agreement Stockholders, Clearwire and Sprint HoldCo, LLC, a wholly owned subsidiary of the Company (“Sprint HoldCo”), and Clearwire Communications operating agreement with respect to the Merger and the related transactions, including the issuance of the Interim Notes (as defined below). The Company is an express third party beneficiary of the Voting Agreement.

The Voting Agreement will terminate upon the earliest to occur of (x) the Effective Time, (y) the termination of the Merger Agreement in accordance with its terms, or (z) the written agreement of all the Voting Agreement Stockholders, Clearwire and the Company. In addition, each Voting Agreement Stockholder will have the right to terminate the Voting Agreement as to itself upon certain amendments to the Merger Agreement, the Note Purchase Agreement (as defined below) or certain related agreements, the failure to obtain the Clearwire Stockholder Approval at the Clearwire stockholders meeting, or upon the Company terminating the Softbank Transaction in order to enter into an alternative transaction.

The Voting Agreement Stockholders own in the aggregate 191,055,450 shares (or approximately 13%) of Clearwire’s common stock.

Agreement Regarding Right of First Offer

Sprint and Sprint HoldCo have also entered into an agreement (the “ROFO Agreement”) with the Voting Agreement Stockholders under which (i) if the Merger Agreement is terminated due to the failure of the Clearwire stockholders to approve the Merger and (ii) either (a) the SoftBank Transaction has been consummated or (b) the SoftBank Transaction shall have been terminated by the Company in order for the Company to enter into an alternative transaction and such alternative transaction shall have been consummated, then each such Voting Agreement Stockholder will, upon the later to occur of the events described in (i) or (ii), deliver a right of first offer notice to the other equityholders of Clearwire pursuant to the terms of the Equityholders’ Agreement, to offer to sell all of the equity securities of Clearwire and Clearwire Communications such entity owns at a price per share equal to the Merger Consideration. The Company will then be obligated to elect to purchase any such equity securities in any such notice. The Voting Agreement Stockholders have agreed not to exercise their respective purchase rights with respect to any such notice it receives from the other Voting Agreement Stockholders. The ROFO Agreement will terminate upon the occurrence of certain events, including at the election of each Voting Agreement Stockholder if the SoftBank Transaction shall have been terminated by the Company in order for the Company to enter into an alternative transaction.

Note Purchase Agreement

In connection with the Merger Agreement, on December 17, 2012, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Clearwire, Clearwire Communications and Clearwire Finance Inc. (together with Clearwire Communications, the “Clearwire Issuers”) pursuant to which the Company has agreed to purchase from the Clearwire Issuers up to an aggregate principal amount of $800 million of 1.00% Exchangeable Notes due 2018 (the “Interim Notes”), upon the request of Clearwire, in monthly $80 million installments on the first business day of each month (each a “Draw Date”) beginning January 2013. The amount of Interim Notes that Clearwire can request that the Company purchase is subject to, among other things, the authorization and reservation of the underlying securities and the underlying securities being eligible for issuance pursuant to the applicable rules and regulations of NASDAQ. Additionally, on the last three Draw Dates (in August, September and October 2013), the Clearwire Issuers can only request that the Company purchase Interim Notes if an agreement has been reached on the accelerated build out of Clearwire’s wireless broadband network (the “Build-Out Agreement”) within 45 days of the date the Note Purchase Agreement is signed, the Build-Out Agreement is in full force and effect and Clearwire or the Clearwire Issuers have not breached any of their obligations under the Build-Out Agreement.

The Interim Notes will be exchangeable by the Company into either Class A Common Stock or Class B Interests at their election. The Interim Notes will become exchangeable if (a) the Merger Agreement is terminated for any reason (except under circumstances where Clearwire would receive, and does not reject, the Sprint Termination Fee (as defined in the Merger Agreement)), or (b) if the Merger is consummated, in each case at an exchange rate of 666.6700 shares per $1,000 aggregate principal amount of Interim Notes (equivalent to a price of $1.50 per share), subject to anti-dilution protections (the “Exchange Rate”). If the Merger Agreement is terminated as a result of a Fee Entitlement Termination, then $120 million principal amount of the Interim Notes will be automatically cancelled. In addition, if the Merger Agreement is terminated because the SoftBank Transaction is not consummated, Clearwire will have the option to exchange the Interim Notes that remain outstanding at the Exchange Rate for 15 business days following the termination of the SoftBank Transaction.

The Interim Notes will bear interest at a rate of 1.00% per annum, with interest payable semi-annually in arrears on June 1 and December 1, beginning on the first June 1 or December 1 to occur after the Interim Notes have been issued, and will have a stated maturity of June 1, 2018.

The Note Purchase Agreement includes customary representations, warranties and covenants, and also includes a covenant requiring Clearwire to hold a stockholders’ meeting to approve, among other things, an amendment to Clearwire’s amended and restated certificate of incorporation to increase its authorized share capital and to the authorize the issuance of the Class A Common Stock and Class B Common Stock which may be issued upon exchange of the Interim Notes in accordance with the NASDAQ listing requirements.

The Note Purchase Agreement can be terminated, among other things, by mutual consent, automatically if the required vote to approve the Merger is not obtained at the Clearwire’s stockholder meeting, or if the Merger Agreement is terminated pursuant to its terms, provided that if the Note Purchase Agreement is terminated due to the Merger Agreement being terminated by reason of a failure of the SoftBank Transaction to be consummated or because of a breach of any representation, warranty, covenant or agreement by the Company, then the Note Purchase Agreement will terminate upon the earlier of (i) Clearwire exercising its option to exchange the Interim Notes upon such termination and (ii) July 2, 2013; however, the Note Purchase Agreement will not terminate on July 2, 2013 if the Build-Out Agreement was reached within 45 days of the date the Note Purchase Agreement is signed, the Build-Out Agreement is in full force and effect and Clearwire or the Clearwire Issuers have not breached any of their obligations under the Build-Out Agreement.

The foregoing description of the Note Purchase Agreement is not complete and is qualified in its entirety by reference to the Note Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

In connection with the Note Purchase Agreement, the Company agreed to a form of registration rights agreement with Clearwire, the Clearwire Issuers and the guarantors of the Interim Notes (the “Registration Rights Agreement”), which is attached as an exhibit to the Note Purchase Agreement, to be entered into upon the first issuance of the Interim Notes. The Registration Rights Agreement will provide that Clearwire must use its reasonable best efforts to file a registration statement under the federal securities laws registering the sale of all of the shares of Clearwire common stock deliverable upon exchange of Initial Notes as described above, with such filing to be made prior to the 45th day following the earlier of the date the Note Purchase Agreement is terminated in accordance with its terms and October 1, 2013.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of December 17, 2012, by and among Sprint Nextel Corporation, Collie Acquisition Corp. and Clearwire Corporation

10.1	Note Purchase Agreement, dated as of December 17, 2012, by and among Clearwire Corporation, Clearwire Communications, LLC and Collie Finance, Inc., as issuers, and Sprint Nextel Corporation, as purchaser

*	The schedules of the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish, supplementally, a copy of any schedule omitted from the Merger Agreement to the SEC upon request.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This Current Report on Form 8-K contains forward-looking statements relating to the proposed Merger between the Company and Clearwire pursuant to the Merger Agreement and the related transactions (collectively, the “transaction”). All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and efficiencies of the transaction; the competitive ability and position of the Company and Clearwire; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (i) any conditions imposed in connection with the transaction, (ii) approval of the transaction by Clearwire stockholders, (iii) the satisfaction of various other conditions to the closing of the transaction contemplated by the Merger Agreement, (iv) legal proceedings that may be initiated related to the transaction, and (v) other factors discussed in Clearwire’s and the Company’s Annual Reports on Form 10-K for their respective fiscal years ended December 31, 2011, their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the proxy statement and other materials that will be filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized.

None of the Company, Clearwire or Collie Acquisition Corp. undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the transaction, Clearwire will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6178. Clearwire’s filings with the SEC are also available on its website at www.corporate.clearwire.com..

Participants in the Solicitation

Clearwire and its officers and directors and the Company and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the proxy statement for Clearwire’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2012. Information about the Company’s officers and directors is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 27, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by Clearwire with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION

Date: December 17, 2012	By:	/s/ Charles R. Wunsch
Charles R. Wunsch
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of December 17, 2012, by and among Sprint Nextel Corporation, Collie Acquisition Corp. and Clearwire Corporation

10.1	Note Purchase Agreement, dated as of December 17, 2012, by and among Clearwire Corporation, Clearwire Communications, LLC and Collie Finance, Inc., as issuers and Sprint Nextel Corporation, as purchaser

*	The schedules of the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish, supplementally, a copy of any schedule omitted from the Merger Agreement to the SEC upon request.